THIS TRANCHE B MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, spread, split, consolidated, amended, modified, supplemented, restated and renewed, this "Mortgage") made as of March , 2000 by NORTHEAST GENERATION COMPANY, a Connecticut corporation ("Mortgagor"), having its principal office at 107 Selden Street, Berlin, Connecticut 06037 to CITIBANK, N.A., a national banking association ("Citibank") having an address at 399 Park Avenue, New York, New York 10005, as collateral agent (Citibank in its capacity as collateral agent and any successor collateral agent appointed in accordance with the Credit Agreement (as hereinafter defined), "Agent") and Depositary Bank for the Lenders (as hereinafter defined), Agent being referred to herein as "Mortgagee".

                           W I T N E S S E T H:

            WHEREAS, Mortgagor has entered into that certain Credit Agreement (said credit agreement, as it may be amended, modified or supplemented from time to time, being the "Credit Agreement", a copy of which may be examined at reasonable times at the office of Agent by persons who do or will hold an interest in the Land (as hereinafter defined) or the Improvements (as hereinafter defined)), dated as of March , 2000, with the lenders listed on
Schedule 1 attached hereto and made a part hereof (said lenders and any lenders that may hereafter become parties to the Credit Agreement, being collectively the "Lenders" and individually a "Lender") and Citibank, N.A., as Collateral Agent, Administrative Agent and Depositary Bank;

           WHEREAS, pursuant to the Credit Agreement and subject to the terms and conditions therein set forth, the Lenders have agreed to make Advances in the aggregate amount of 865,500,000 dollars, comprised of the Tranche A Advance (as defined in and to be made pursuant to Section 2.01(a) of the Credit Agreement) of up to 435,500,000 dollars and the Tranche B Advance (as defined in and to be made pursuant to Section 2.01(b) of the Credit Agreement) of up to 430,000,000 dollars;

          WHEREAS, to evidence such indebtedness, Mortgagor has executed and delivered the Credit Agreement and will execute and deliver various promissory notes (each a "Note" and collectively, the "Notes") to the order of each of the Lenders in the amount of its Commitment, and each issued pursuant to the Credit Agreement;

          WHEREAS, pursuant to the Credit Agreement, Mortgagor may enter into Permitted Hedges with Permitted Hedge Providers (which are also Lenders);

          WHEREAS, the total indebtedness and liabilities to be secured by this Mortgage are as follows (all such indebtedness and liabilities or the instruments evidencing same, as applicable, being herein collectively called the "Obligations"):


(i) the Tranche B Advance in the aggregate principal amount of 430,000,000 dollars, or so much thereof that may be advanced by the Lenders as the Tranche B Advance under the Credit Agreement; plus

(ii) interest on the principal amount of the amount so advanced by the Lenders under the Credit Agreement, as provided in the Credit Agreement; plus

(iii) all other amounts payable to the Tranche B Secured Parties and all

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

other obligations of Mortgagor, including the obligations of Mortgagor to the Permitted Hedge Providers now or hereafter existing under the Permitted Hedges, under the Credit Agreement and the Notes (but expressly excluding the Tranche A Obligations), this Mortgage and any other document which relates to any of the Credit Agreement or the Notes or any of the security therefor (all of the foregoing documents, as they may be amended, modified, supplemented, extended, restated or renewed from time to time, collectively, the "Loan Documents"); and

WHEREAS, it has been agreed that the payment and performance of the Obligations shall be secured by a mortgage, assignment of leases and rents, security agreement and fixture filing, as applicable, of certain property as hereinafter identified.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment by Mortgagor when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance and observance of all other covenants, obligations and liabilities of Mortgagor under this Mortgage, Mortgagor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Mortgagee, upon the terms and conditions of this Mortgage, with power of sale (to the extent permitted by law) and right of entry as provided hereinbelow, each and all of the real and other properties described in the Granting Clauses herein (collectively, the "Mortgaged Property").


GRANTING CLAUSES

All the estate, right, title and interest of Mortgagor in, to and under, or derived from, the plots, pieces and parcels of land more particularly described in Exhibit A attached hereto (the "Land");

TOGETHER with the tenements, easements, hereditaments, appurtenances and all the estates and rights of Mortgagor in and to the Land;

TOGETHER with all buildings and improvements now or hereafter located on the Land (hereinafter collectively referred to as the "Improvements") and all right, title and interest, if any, of Mortgagor in and to the streets, roads, sidewalks and alleys abutting the Land, and strips and gores within or adjoining the Land, the air space and right to use said air space above the Land and any transferable development or similar rights appurtenant thereto, all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, all easements now or hereafter affecting the Land, royalties and all rights appertaining to the use and enjoyment of the Land, including alley, drainage, flowage, mineral, water, riparian, oil and gas rights;

TOGETHER with all property, tangible and intangible, and all additions thereto and substitutions or replacements thereof owned by Mortgagor and now or hereafter contained in, or used in connection with the Premises or placed on any part thereof though not attached thereto, to the extent the same constitutes real property in the state in which the Mortgaged Property is located (all of the foregoing, including the items hereinafter enumerated, collectively referred to as the "Equipment"), including turbines, control machinery and other equipment related to the generation of hydroelectric power, all removable window and floor coverings, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, cooking facilities, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures (the Land, together with the Improvements and the Equipment, are hereinafter collectively referred to as the "Premises");

TOGETHER with all leases, subleases, lettings, and licenses (including all Neighboring Landowner Agreements) of, and all other contracts, bonds and agreements affecting the Premises or any part thereof now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (all of the foregoing hereinafter collectively referred to as the "Leases"), and all right, title and interest of Mortgagor thereunder, including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing hereinafter collectively referred to as the "Rents") and the right to apply the same to the payment and performance of the Obligations;

TOGETHER with all rights, dividends and/or claims of any kind whatsoever relating to the Premises (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect, or enforce such rights or claims, including the filing of any proof of claim in any insolvency proceeding under any state, Federal or other laws and any rights, claims or awards accruing to or to be paid to Mortgagor in its capacity as landlord under any Lease;

TOGETHER with all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor and relating to the Premises and all proceeds of the conversion, voluntary or involuntary, of the Premises into cash or liquidated claims, including proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Premises by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises or any easement therein, including awards for any change of grade of streets;

TOGETHER with all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, and its respective

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successors and assigns, forever.

This mortgage is granted with MORTGAGE COVENANTS.


ARTICLE I

Representations, Warranties and Covenants of Mortgagor
                  Representations, Warranties and Covenants of Mortgagor

SECTION 1.01. Payment of Obligations. Mortgagor shall punctually pay when due, and timely perform, the Obligations.

SECTION 1.02. Warranty of Title. Mortgagor warrants that it has good and marketable title to the Premises, in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to (i) the encumbrances identified on Exhibit B-2 of each of those certain title insurance policies of Commonwealth Land Title Insurance Company identified as Policy Numbers G32-592535 and G32-7611866 (as endorsed pursuant to endorsement numbers 100183877 and 50570722, respectively, by First American Title Insurance Company), (ii) Liens created under the Loan Documents, (iii) Permitted Liens,
(iv) other Liens incurred in the ordinary course of business otherwise than to secure Debt, and (v) any extension, renewal or replacement of the Liens set forth in the foregoing clauses (ii), (iii) and (iv), provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal, or replacement shall be limited to all or a part of the Mortgaged Property which secured the Lien so extended, renewed or replaced (all of the foregoing, the "Permitted Encumbrances"); has and shall continue to have full power and lawful authority to encumber and convey the Premises as provided herein; owns all other Mortgaged Property free and clear of all liens, charges and encumbrances of every kind and character, subject only to the Permitted Encumbrances; this Mortgage is and shall continue to remain a valid and enforceable first mortgage lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. Mortgagor further covenants that it shall preserve such title and shall forever warrant and defend the title to the Mortgaged Property unto Mortgagee against all lawful claims whatsoever and shall forever warrant and defend the validity, enforceability and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever.

Mortgagor covenants that it shall, at Mortgagor's sole cost and expense and at the request of Mortgagee, (a) promptly correct any defect or error which may be discovered in the Loan Documents, (b) promptly do, execute, acknowledge and deliver, and record and re-record, file and re-file and register and re-register, any and all such instruments as may be necessary from time to time in order to perfect and protect the lien of, and otherwise implement the terms of, this Mortgage and (c) promptly furnish Mortgagee with evidence satisfactory to Mortgagee of every such recording, filing or registration.

SECTION 1.03. Operation and Maintenance. (a) Repair and Maintenance. Mortgagor shall operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, shall promptly make all necessary repairs, restorations, renewals, replacements, additions and improvements thereto,

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

interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to insure that the same as part of the security under this Mortgage shall not in any way be diminished or impaired, and shall not cause or allow the Premises to be misused, wasted or to deteriorate. No new building, structure, facility or other improvement that would diminish or impair the value of the Premises shall be constructed on the Land without Mortgagee's prior written consent in the case of each such proposed construction.

(b) Equipment. Mortgagor shall keep and maintain the Equipment and Inventory (as defined in the Tranche B Borrower Security Agreement) in accordance with Section 10 of the Tranche B Borrower Security Agreement.

(c) Zoning; Title Matters. Mortgagor shall not, without the prior written consent of Mortgagee: (i) initiate or support any zoning reclassification of any portion of the Premises upon which an Improvement owned by Mortgagor is located or which is otherwise essential to the generation of electricity on the Mortgaged Property (such portion, a AMaterial Portion"), seek any variance under existing zoning ordinances applicable to any Material Portion of the Premises or use or permit the use of any Material Portion of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances; (ii) modify or amend any of the Permitted Encumbrances in any material respect; (iii) impose any restrictive covenants or encumbrances upon any Material Portion of the Premises, execute or file any subdivision plat affecting any Material Portion of the Premises or consent to the annexation of any Material Portion of the Premises to any municipality; or (iv) permit or suffer any Material Portion of the Premises to be used by the public or any person in such manner as might make reasonably possible a claim of adverse usage or possession or of any implied dedication or easement.

(d) Status of the Premises. (i) The Premises is not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if the Premises is located in such an area, Mortgagor shall obtain and maintain insurance against damage or loss by flood on such basis and in such amounts as shall be required by Mortgagee; (ii) the Premises is served by all utilities required for the current use thereof;
(iii) Mortgagor has access to the Land and the Improvements by public roads or by irrevocable easement approved by Mortgagee; and (iv) there is no condemnation or similar proceeding pending or, to the best knowledge of Mortgagor, threatened affecting any part of the Premises that might materially adversely affect the Premises.

(e) Use. Mortgagor shall use the Premises for substantially the same use as in effect as of the date hereof and for no other use unless consented to in writing by Mortgagee.

(f) Compliance with Terms of Leases. Mortgagor shall make all payments and otherwise perform all obligations in respect of all Leases to which it is a party lessee, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Mortgagee of any default by any party with respect to such Leases and cooperate with the Mortgagee in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 1.04. Insurance. Mortgagor shall maintain in effect insurance in the amounts and otherwise as required pursuant to Section 6.01(e) of the Credit Agreement, which Section 6.01(e) of the Credit Agreement is incorporated herein by reference.

SECTION 1.05. Liens and Liabilities. (a) Discharge of Liens. Mortgagor shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property.

(b) Creation of Liens. Mortgagor shall not, without Mortgagee's consent, create, place or permit to be created or placed or allow to remain, and shall discharge and release within ten (10) days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary or involuntary lien, security interest or other encumbrance against or covering the Mortgaged Property, other than the Permitted Encumbrances, whether or not subordinate hereto.

(c) No Consent. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Mortgagor further agrees that Mortgagee does not stand in any fiduciary relationship to Mortgagor.

SECTION 1.06.     Taxes and Other Charges.
(a) Taxes on the Premises. Mortgagor shall promptly pay when due and before any penalty or interest may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed, or which may become a lien, upon the Mortgaged Property or arising with respect to the occupancy, use or possession thereof (collectively, "Impositions"). Mortgagor shall also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable.

(b) Receipts. Mortgagor shall furnish to Mortgagee upon Mortgagee's request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

(c) Increased Costs. In the event of the enactment after the date hereof of any law in the state in which the Mortgaged Property is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Obligations, Mortgagee or the holders of the Obligations, then, and in such event, Mortgagor shall, on demand, pay to Mortgagee or such holder, or reimburse Mortgagee or such holder for payment of, all taxes, assessments, charges or liens for which Mortgagee or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law,

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

then Mortgagee may, at its option, declare the Obligations immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

SECTION 1.07.     Damage and Destruction.

(a) Mortgagor's Obligations. In the event of any damage to or loss or destruction of the Premises, Mortgagor shall (i) promptly notify Mortgagee of such event and take such steps as shall be necessary to preserve any undamaged portion of the Premises and (ii) unless otherwise instructed by Mortgagee and so long as any insurance proceeds paid to Mortgagee hereunder in respect of such damage or destruction are made available by Mortgagee to Mortgagor (but without imposing on Mortgagor any obligation to make such proceeds available to Mortgagor other than as expressly required pursuant to Section 4.03(b) of the Credit Agreement), promptly commence and diligently pursue to completion the restoration, replacement and rebuilding of the Premises to the condition of the Premises affected thereby immediately prior to such damage, loss or destruction in accordance with plans and specifications approved, and with other provisions for the preservation of the security hereunder established, by Mortgagee.

(b) Mortgagee's Rights; Application of Proceeds. In the event that (i) any portion of the Premises is so damaged, destroyed or lost, (ii) such damage, destruction or loss is covered, in whole or in part, by insurance required by
Section 1.04 hereof, and (iii) a claim is made by Mortgagee or Mortgager against such insurance policy, then the proceeds of such insurance policy shall be applied as provided in Section 4.03(b) of the Credit Agreement.

(c) Effect on the Obligations. Notwithstanding any loss, damage or destruction referred to in this Section 1.07, Mortgagor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such insurance proceeds and application against the Obligations, provided that if prior to the receipt by Mortgagee of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with interest thereon at the rate and as provided in the Credit Agreement together with attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

SECTION 1.08. Condemnation. (a) Mortgagor's Obligations; Proceedings. Mortgagor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Premises, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Premises, including a change in grade of any street, shall notify Mortgagee of the threat or pendency thereof. Mortgagee may participate in any such proceedings, and Mortgagor from time to time shall execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Mortgagor without Mortgagee's consent, which consent shall not be unreasonably withheld.

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

(b) Trustee's and Mortgagee's Rights to Proceeds. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Premises greater than $5,000,000 (collectively, "Awards") are hereby assigned and shall be paid to Mortgagee. Mortgagor authorizes Mortgagee to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any Awards.

(c) Application of Proceeds. Mortgagee shall have the right to apply any Awards, first, to reimburse Mortgagee for all reasonable costs and expenses, and, second, the remainder thereof in the manner provided in Section 4.03(b) of the Credit Agreement as if such Awards were insurance proceeds. In the event that Mortgagor shall have received all or any portion of such Awards, Mortgagor, upon demand from Mortgagee, shall pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied as Mortgagee shall have the right pursuant to this Section 1.08(c). Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to Mortgagee under this Section 1.08(c) shall be deemed trust funds and Mortgagee shall be entitled to dispose of the same as provided in this Section 1.08(c).

(d) Effect on the Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section 1.08, Mortgagor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such Awards and application against the Obligations, provided that if prior to the receipt by Mortgagee of such Awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with interest thereon at the rate and as provided in the Credit Agreement together with attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

SECTION 1.09. Contest. Notwithstanding anything to the contrary contained in
Section 1.03(c), Section 1.05 or Section 1.06 hereof, Mortgagor shall have the right to contest in good faith and at its own expense the validity or applicability of any duty or obligation described in Section 1.03(c) hereof, the validity of any lien, encumbrance, charge or security referred to in Section
1.05 hereof and any Imposition imposed upon the Premises (a "Contest") by an appropriate legal proceeding which proceeding must operate to prevent the collection of such Impositions or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided that during the pendency of such Contest, Mortgagor shall provide security reasonably satisfactory to Mortgagee (which security may be in the form of a bond or undertaking deposited into a court, in either case sufficient to remove the lien, encumbrance, charge or security in question), assuring the discharge of Mortgagor's obligations that are the subject of such Contest ("Contested Impositions") and of any additional interest, charge, penalty or expense arising from or incurred as a result of such Contest; and provided, further, that if at any time payment of such Contested Impositions shall become necessary to prevent (a) the delivery of a tax deed conveying the Mortgaged Property because of non-payment or (b) the imposition of any civil or criminal penalty or liability on Mortgagee or the holders of the Obligations, Mortgagor shall pay the same in sufficient time to avoid the delivery of such tax deed or the imposition of any such penalty or liability.


                                   ARTICLE II

                  Assignment of Leases, Rents and Other Sums

SECTION 2.01. Assignment. (a) Mortgagor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Mortgagee, as further security for the payment of the Obligations, all of its right, title and interest in and to the Leases and the Rents payable thereunder and all rights of Mortgagor thereunder and any and all deposits held as security under the Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall, upon demand, deliver to Mortgagee an executed counterpart of each Lease. The assignment of the Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Obligations are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default hereunder, Mortgagor shall be entitled, subject to any provisions of the Loan Documents and the Permitted Hedges providing otherwise, to collect and receive the Rents and agrees to apply the same in the ordinary course of business. Such right of Mortgagor to collect and receive said Rents shall be automatically revoked upon the occurrence of an Event of Default and thereafter Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article V hereof. In addition, upon such an Event of Default, Mortgagor shall promptly pay to Mortgagee (i) all rent prepayments and security or other deposits paid to Mortgagor pursuant to any lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default. Nothing contained in this Section 2.01(a) shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee prior to accepting receipt of such Rent (including any liability under the covenant of quiet enjoyment contained in any Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment. Mortgagor hereby further grants to Mortgagee the right, after the occurrence of an Event of Default hereunder, to notify the tenant under any Lease of the assignment thereof and
(1) to demand that the tenant under any Lease pay all amounts due thereunder directly to Mortgagee, (2) to enter upon and take possession of the Premises for the purpose of collecting the Rents, (3) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (4) to let the Premises, or any part thereof, and (5) to apply the Rents, after payment of all necessary charges and expenses, on account of the Obligations.

(b) Mortgagor shall, as and when requested from time to time by Mortgagee, execute, acknowledge and deliver to Mortgagee, in form reasonably acceptable to Mortgagee and Mortgagor, one or more general or specific assignments of the lessor's interest under any Lease. Mortgagor shall, on demand, pay to Mortgagee, or reimburse Mortgagee for the payment of any reasonable costs or expenses incurred in connection with the preparation or recording of any such assignment.

SECTION 2.02. Leases and Rents. (a) Mortgagor shall (i) perform or cause to be performed all the lessor's obligations under any Lease, (ii) enforce (including the termination and cancellation of any Lease, so long as the same is a bona fide enforcement of Mortgagor's right as lessor under any such Lease and such termination or cancellation, either by itself or in the aggregate with other terminations and cancellations, shall not diminish or impair the security of this Mortgage) the performance by the lessee under its respective Lease of all of said lessee's obligations thereunder, (iii) give Mortgagee prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Mortgagor in respect of any Lease producing an annual income to Mortgagor of $100,000 or more (such Lease, a AMaterial Lease"); but nothing contained herein shall preclude Mortgagor from modifying, supplementing or amending any existing Lease or preclude Mortgagor from entering, subject to
Section 2.02(b) hereof, into additional Leases which may, from time to time, be modified, supplemented, amended, terminated or cancelled by Mortgagor subject to the provisions of this Section 2.02(a).

(b) Mortgagor agrees that any Lease, the termination of which could reasonably be expected to have a Material Adverse Effect, shall contain the following provision:

A[Tenant] acknowledges and agrees that this [Lease] is subject and subordinate to that certain Tranche B Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March __, 2000, made by [Landlord] in favor of Citibank, N.A. as collateral agent for the lenders listed therein (together with any amendment, assignment or other modification thereof made at any time, the AMortgage"), such subordination being self-operative and requiring no further instrument of subordination. If at any time the mortgagee under the Mortgage (together with successors and assigns of such mortgagee, AMortgagee") or any other person or the successors or assigns of any of the foregoing shall succeed to the rights of [Landlord] (any such successor, a ASuccessor Landlord"), then [Tenant] shall, at the election and upon the request of any Successor Landlord, fully and completely attorn to and recognize such Successor Landlord as the landlord under this [Lease] upon the then executory terms of this [Lease], except that such Successor Landlord shall not be (a) liable for any act or omission of any previous [landlord] under this [Lease], (b) obligated to repair, replace, rebuild or restore any portion of the [premises demised under the Lease] in the event of damage, destruction or taking by eminent domain, (c) subject to any offset or defense which [Tenant] may have against any previous [landlord] under this [Lease], (d) bound by any amendment or modification of the [Lease] unless Mortgagee has approved such amendment or modification in advance, and (e) obligated to perform any work in the [premises demised under the Lease] other than work that is required to be performed under the [Lease]. If any act or omission by [Landlord] shall give [Tenant] the right, immediately or after the lapse of time, to cancel or terminate this [Lease] in whole or in part or to claim such cancellation or termination on the basis of a partial or total eviction, [Tenant] shall not exercise any such right until (1) it shall have given written notice of such act or omission to Mortgagee, and (2) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when Mortgagee shall have become entitled under this Mortgage to remedy the same."

(c) (i) Except as provided in Section 2.02(a) hereof, Mortgagor shall not, without Mortgagee's consent, (A) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Lease or the Rents, (B) accept or permit the acceptance of a prepayment of any amounts payable under such Lease for more than one month in advance of the due date therefor, (C) enter into, amend, modify, cancel, terminate or accept a surrender of any Lease or (D) enter into any Lease (1) with Mortgagor or any affiliate of Mortgagor or its constituent partners or (2) which would be a "disqualified lease", as defined in Section ' 168(h)(1)(B)(ii) of the Internal Revenue Code of 1986, as amended.

(ii) Supplementing the provisions of Section 2.02(c)(i) hereof, if the lessee under any Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of any lessee) rejects or disaffirms such Lease pursuant to any bankruptcy law, Mortgagor hereby assigns to Mortgagee the proceeds of any claims (including the right to retain or apply any security deposits) that Mortgagor may have against the lessee (or receiver, trustee, custodian or other party who succeeds to the rights of any lessee) and any guarantor of any of the Leases, under any one or more of the Leases or any guaranty thereof based upon any breach by such lessee of the terms and provisions of the applicable Lease (including any claim that Mortgagor may have by reason of a termination, rejection or disaffirmance of such Lease pursuant to any bankruptcy law), and the use and occupancy of the premises demised thereby, whether or not pursuant to the applicable Lease (including any claim for use and occupancy arising under any bankruptcy law). Mortgagor, immediately upon obtaining knowledge of any such breach or use by any such lessee, shall notify Mortgagee of any such breach or use. Except in respect of any Lease that is not a Material Lease (in which case Mortgagor shall proceed in Mortgagor's and Mortgagee's behalf pursuant to
Section 2.02(c)(ii)(B) hereof), Mortgagee shall have the sole right to elect, either:

(A) to proceed against such lessee or guarantor as if it were the named lessor thereunder, in Mortgagor's name or in Mortgagee's name as agent for Mortgagor, and Mortgagor agrees to cooperate with Mortgagee in such action and shall execute any and all documents reasonably required in furtherance of such action; or

(B) to have Mortgagor proceed in Mortgagor's and Mortgagee's behalf in which event Mortgagee may participate in any such proceedings, and Mortgagor from time to time shall deliver to Mortgagee all instruments reasonably requested by Mortgagee or as may be required to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Mortgagor without Mortgagee's consent.


                                   ARTICLE III

                  Additional Advances; Expenses; Indemnity

SECTION 3.01. Additional Advances and Disbursements. (a) Mortgagor agrees that if an Event of Default occurs hereunder, then Mortgagee shall have the right without notice to Mortgagor to advance all or any part of amounts owing or to perform any or all required actions. No such advance or performance shall be deemed to have cured such default by Mortgagor or any Event of Default with respect thereto. All sums advanced and all expenses incurred by Mortgagee in connection with such advances or actions, and all other sums advanced or expenses incurred by Mortgagee hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the rate and as provided in the Credit Agreement and shall be secured by this Mortgage.

(b) This Mortgage secures not only existing indebtedness, but also future or additional protective advances made in each case pursuant hereto or to the Credit Agreement, the Permitted Hedges, if any, whether such advances are obligatory or optional.

SECTION 3.02. Other Expenses. Mortgagor shall pay or, within ten (10) days of demand therefor, reimburse Mortgagee or any holder of the Obligations for the payment of any and all reasonable costs or expenses (including reasonable attorneys' fees and disbursements) incurred in connection with (a) an Event of Default by Mortgagor hereunder, or (b) the exercise or enforcement by or on behalf of Mortgagee or any holder of the Obligations of any of its rights or of Mortgagor's obligations under the Loan Documents or the Permitted Hedges.

SECTION 3.03. Indemnity. Mortgagor shall indemnify and hold harmless Mortgagee, the holders of the Obligations and their respective officers, directors, employees and agents (the "indemnified parties") from and against any and all losses, damages, claims, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred by or asserted against any of the indemnified parties in connection with any transaction in any way connected with the Mortgaged Property, the Loan Documents or the Permitted Hedges, except to the extent any such loss, damage, claim, cost or expense is the result of the willful misconduct or gross negligence of the indemnified party. Any amount payable under this Section 3.03 shall be deemed a demand obligation, shall be added to and become a part of the Obligations, shall bear interest at the rate and as provided in the Credit Agreement if not paid within ten (10) days of demand therefore, and shall be secured by this Mortgage.

SECTION 3.04. Interest After Default. If any payment due hereunder, under the other Loan Documents or under a Permitted Hedge is not paid in full when due, whether by acceleration or otherwise, then the same shall bear interest hereunder at the rate and as provided in the Credit Agreement, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.


                                   ARTICLE IV

                  Sale or Transfer of the Premises

SECTION 4.01. Continuous Ownership. Mortgagor acknowledges that the continuous ownership of the Mortgaged

Property by Mortgagor, except as otherwise permitted in the other Loan Documents, is of a material nature to the transaction hereinabove described and Mortgagee's agreement to create the Obligations. Mortgagor=s causing the following activities, whether voluntarily or involuntarily, without Mortgagee=s prior written consent, shall subject Mortgagor to the remedies set forth at
Section 5.02 hereof: (a) other than in respect of a parcel of the Mortgaged Property that is not a Material Portion of the Premises transferred in the context of a settlement with an adjoining landowner regarding the ownership or use of such parcel, selling, leasing, granting, conveying, assigning or otherwise transferring, by operation of law or otherwise, or (b) granting an option which or taking any action which pursuant to the terms of any agreement to which Mortgagor is a party may result in any transaction described in clause
(a) above of, the Mortgaged Property, or any legal, beneficial or equitable interest (excluding interests in Leases that are not Material Leases) therein (the foregoing, collectively or severally, "Transfer"). For purposes of this Mortgage, but without limiting the foregoing, (i) the issuance of any equity interest in Mortgagor (whether stock, partnership interest or otherwise) not in accordance with and pursuant to the Loan Documents and the Permitted Hedges, shall be deemed a Transfer of the Mortgaged Property, (ii) a Transfer of all or substantially all of the assets of Mortgagor shall be deemed a Transfer of the Mortgaged Property, (iii) subject to Section 1.03(c) hereof, the execution and delivery of any documentation relating to a proposed zoning lot merger or the execution and delivery of any other documentation effecting or purporting to effect, or the taking or suffering of any other action effecting or purporting to effect, a transfer of, or the granting of a right to utilize, any development rights appurtenant to the Mortgaged Property shall be deemed a Transfer of the Mortgaged Property, and (iv) any person or legal representative of Mortgagor to whom Mortgagor's interest in the Mortgaged Property passes by operation of law, or otherwise, shall be bound by the provisions of this Mortgage. The provisions of this Section 4.01 shall apply to each and every such Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein, regardless whether or not Mortgagee has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein.


                                    ARTICLE V

                  Defaults and Remedies

SECTION 5.01. Events of Default. The term "Event of Default", as used in this Mortgage, shall mean the occurrence of any of the following events:

(a) if default shall be made in the payment, after any applicable notice and cure period, of any amounts required to be paid under the Notes, hereunder or under any other Loan Document or under a Permitted Hedge, whether of principal, interest, premium, fee or otherwise, and whether on any stated due date, upon demand, at maturity or upon acceleration; or

(b) an Event of Default, as such term is defined in the Credit Agreement; or

(c) subject to Mortgagor=s right to contest same set forth in Section 1.09 hereof, if the Mortgaged Property shall be taken, attached or sequestered on execution or other process of law in any action against Mortgagor; or

(d) if Mortgagor shall fail at any time to obtain, provide, maintain, keep in force or, within ten (10) days after request therefor, deliver to Mortgagee, the insurance policies required by Section 1.04 hereof; or

(e) subject to Mortgagor=s right to contest same set forth in Section 1.09 hereof, if any claim of priority (except a claim based upon a Permitted Encumbrance) to this Mortgage or any other document or instrument securing the Obligations by title, lien or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Mortgagor.

SECTION 5.02. Remedies. Upon the occurrence of any one or more Events of Default, or any Transfer without the consent of Mortgagee, Mortgagee may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents or the Permitted Hedges and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived except as expressly provided otherwise herein), as it deems necessary or advisable to protect and enforce its rights and remedies against Mortgagor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:

(a) declare the entire balance of the Obligations to be immediately due and payable, and upon any such declaration, the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Mortgagor (except as expressly provided otherwise herein); or

(b) institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law; or

(c) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or

(d) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents or the Permitted Hedges; or

(e) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Obligations or the solvency of Mortgagor or any other person liable for the payment of the Obligations, and Mortgagor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

(f) enter upon the Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property, and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Mortgagor; and upon each such entry and from time to time thereafter may, at the expense of Mortgagor and the Mortgaged Property, without interference by Mortgagor and as Mortgagee may deem reasonably advisable, (i) insure or reinsure the Premises, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and
(iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, either in Mortgagor's name or otherwise; or

(g) with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character reasonably incurred by Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising Mortgagee's rights under subsection (f) of this Section 5.02, including all amounts necessary to pay Impositions, insurance premiums and other charges due and payable in connection with the Premises, as well as compensation for services provided, in respect of the management of the Premises, by Mortgagee or a third party acting on behalf of Mortgagee, to apply the remainder as provided in Section 5.05 hereof; or

(h) release any portion of the Mortgaged Property for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release and applied to the Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder; or

(i) take all actions permitted under the UCC; or

(j) take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby grant the same to Mortgagee.

In the event that Mortgagee shall exercise any of the rights or remedies set forth in subsections (f) and (g) of this Section 5.02, Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession. Mortgagee shall not be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Mortgagee, nor liable for any loss sustained by Mortgagor resulting from any failure to let the Premises, or from any other act or omission of Mortgagee except to the extent such loss is caused by the willful misconduct or bad faith of Mortgagee or its agents or representatives.

SECTION 5.03. Rights Pertaining to Sales. Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article V, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

(a) Mortgagee may conduct any number of sales from time to time. The power of sale set forth in Section 5.02(c) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Obligations shall have been paid in full.

(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice. Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

(c) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

(d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section 5.03 given by Mortgagee as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Mortgagee having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to any other act or thing having been duly done by Mortgagor or by Mortgagee in connection with the exercise of the remedies described in this Section 5.03(d) shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited absent manifest error. Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale.

(e) The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

(g) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the reasonable expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(h) In the event that Mortgagor, or any person claiming by, through or under Mortgagor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Mortgagor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

(i) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property. (j) In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Mortgage, or in the event that Mortgagee should institute a suit for collection of the Obligations, and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and require Mortgagee to sell the Mortgaged Property in accordance with the provisions of this Mortgage.

(k) This mortgage is based upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of Mortgagor in this Mortgage, all other instruments executed in connection therewith and in all other mortgages, debts and obligations of or from Mortgagor to Mortgagee shall be kept and fully performed, and, upon any breach of the same, Mortgagee shall have the STATUTORY POWER OF SALE and any other powers given by statute.

SECTION 5.04. Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Loan Documents or under any Permitted Hedge, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to in Section 5.02 hereof, or any comparable provision of any other Loan Document or any Permitted Hedge, together with interest thereon at the rate and as provided in the Credit Agreement, and the same shall be part of the Obligations and shall be secured by this Mortgage.

SECTION 5.05. Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 5.02 hereof, together with any other sums which may be held by Mortgagee hereunder, whether under the provisions of this Article V or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

First: To the payment of the reasonable costs and expenses of any such sale, including all amounts due hereunder, and of any judicial proceeding wherein the same may be made, and of all reasonable expenses, liabilities and advances made or incurred by Mortgagee hereunder, together with interest thereon as provided herein, and all Impositions and other charges, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment in full of the monetary Obligations (including principal, interest, premium and fees) in such order as Mortgagee may elect.

Third: To the payment of any other sums secured hereunder or required to be paid by Mortgagor pursuant to any provision of the Loan Documents or the Permitted Hedges.

Fourth: To the extent permitted by applicable law, to be set aside by Mortgagee as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First through Third above to Mortgagee, arising out of an obligation or liability with respect to which Mortgagor has agreed to indemnify Mortgagee, but which sums are not yet due and payable or liquidated.

Fifth: To the payment of any withholding tax requirements of the Foreign Investment in Real Property Tax Act of 1980, as amended.

Sixth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

SECTION 5.06. Additional Provisions as to Remedies. (a) No delay or omission by Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.

(b) The failure, refusal or waiver (by consent, waiver or otherwise) of

Mortgagee to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

(c) Mortgagee shall not have any obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents or under any Permitted Hedge.

(d) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

(e) In the event that Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

(f) Each right of Mortgagee provided for in this Mortgage shall be cumulative and shall be in addition to every other right provided for in this Mortgage or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Mortgagee of any one or more of such rights shall not preclude the simultaneous or later exercise by Mortgagee of any other such right.

SECTION 5.07. Waiver of Rights and Defenses. To the full extent Mortgagor may lawfully do so, Mortgagor agrees with Mortgagee as follows:

(a) Mortgagor shall not claim or take the benefit of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Mortgagor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property (other than Mortgagee), hereby waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

(b) Mortgagor shall not have or assert and hereby waives any right under any statute or rule of law pertaining to any of the matters set forth in subsection
(a) of this Section 5.07(a) hereof, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Mortgagee hereunder.


                                   ARTICLE VI

                  Release of Lien

SECTION 6.01. Release of Lien. Subject to the full payment of all of the AObligations" defined in the fourth AWhereas" clause of the Tranche A Mortgage, if all of the Obligations shall be fully paid, then and in that event only all rights and obligations hereunder (except for the rights and obligations set forth in Section 3.03 hereof) shall terminate and the Mortgaged Property shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby. In such event Mortgagee shall, at the request of Mortgagor, deliver to Mortgagor within ten
(10) Business Days, in recordable form, all such documents as shall be necessary to release the Mortgaged Property from the liens, security interests, conveyances and assignments created or evidenced hereby. Moreover, this Mortgage is subject to the provisions of Section 25 of the Borrower Security Agreement, which grants to Mortgagor the right, upon certain terms and conditions, to obtain Mortgagee's consent to release, or cause to be released, from the liens, security interests, conveyances and assignments evidenced by this Mortgage, from time to time, all or any portion of the Mortgaged Property.


                                   ARTICLE VII

                  Additional Provisions

SECTION 7.01. Provisions as to Payments, Advances. To the extent that any part of the Obligations is used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released.

SECTION 7.02. Separability. If all or any portion of any provision of this Mortgage or any other Loan Document or any Permitted Hedge shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

SECTION 7.03. Notices. Any notice, demand, consent, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder shall be in writing and shall be validly given if mailed by United States mail, certified mail, return receipt requested, postage prepaid, or by a nationally-recognized overnight courier, addressed as follows to the person entitled to receive the same:

(a)  If to Mortgagor:

Northeast Generation Company
107 Selden Street
Berlin, Connecticut 06037
Attention: Treasurer

and a copy to:

Edwards & Angell, LLP

90 State House Square
Hartford, Connecticut 06103
Attention: Justin M. Sullivan, Esq.

(b)  If to Mortgagee:

Citibank, N.A., as Collateral Agent
111 Wall Street, 5th Floor
New York, New York 10005
Attention: Florence Mills, Senior Trust Officer

Any Notice shall be deemed to have been validly given hereunder when so mailed or sent by courier. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Mortgage, any other address or addresses upon giving three (3) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.

SECTION 7.04. Right to Deal. In the event that ownership of the Mortgaged Property becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage or the Obligations in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.

SECTION 7.05. Continuation of Lease. (a) Upon the foreclosure of the lien created hereby on the Mortgaged Property, as herein provided, any Leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

(b) If both the lessor's and the lessee's interest under any Lease which constitutes a part of the Premises shall at any time become vested in any one person, this Mortgage and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee hereunder as to each separate estate.

SECTION 7.06. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the internal law of the State in which the Mortgaged Property is located without regard to principles of conflicts of laws, except that the internal laws of the State of New York (without regard to principles of conflicts of laws) shall govern (i) those terms and conditions contained in the Notes and the Credit Agreement which are incorporated by reference herein and
(ii) the resolution of issues arising under the Notes and the Credit Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage.

SECTION 7.07. Sole Discretion of Mortgagee. Except as expressly provided herein, whenever Mortgagee's judgment, consent or approval is required hereunder for any matter, or shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Mortgagee.

SECTION 7.08.     Provisions as to Covenants and

Agreements. All of Mortgagor's covenants and agreements hereunder shall run with the land and time is of the essence as to the time periods stated herein in which such covenants and agreements are to be performed.

SECTION 7.09. Matters to be in Writing. This Mortgage cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.

SECTION 7.10. Submission to Jurisdiction. Without limiting the right of Mortgagee to bring any action or proceeding against the undersigned or its property arising out of or relating to the Obligations (an "Action") in the courts of other jurisdictions, Mortgagor hereby irrevocably submits to the jurisdiction of the state court or Federal court in each jurisdiction in which the Mortgaged Property is located, and Mortgagor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Mortgagor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Mortgagor hereby agrees that the summons and complaint or any other process in any Action may be served in accordance with the rules of the applicable jurisdiction.

SECTION 7.11. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

(a) All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

(b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

(c) The terms "Land", "Improvements", "Equipment", "Mortgaged Property" and "Premises" shall be construed as if followed by the phrase "or any part thereof".

(d) The term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof".

(e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

(f) The term "person" shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

(g) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".

(h) The cover page of and all recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.

(i) All obligations of Mortgagor hereunder shall be performed and satisfied by or on behalf of Mortgagor at Mortgagor's sole cost and expense.

(j) The term "lease" shall mean "tenancy, subtenancy, lease or sublease", the term "lessor" shall mean "landlord, sublandlord, lessor and sublessor" and the term "lessee" shall mean "tenant, subtenant, lessee and sublessee".

(k) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

(l) Terms capitalized herein that are not defined herein shall have the meanings set forth for them in the Credit Agreement.

(m) In the event that any inconsistencies between the terms of the Credit Agreement and the terms of this Mortgage are discerned, the terms of the Credit Agreement shall govern.

SECTION 7.12. Successors and Assigns. The provisions hereof shall be binding upon Mortgagor and the heirs, devisees, representatives, successors and permitted assigns of Mortgagor, including successors in interest of Mortgagor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, the holders of the Obligations and their respective heirs, successors, legal representatives, substitutes and assigns. Where two or more persons have executed this Mortgage, the obligations of such persons shall be joint and several.

SECTION 7.13. Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 7.14. Agency. Mortgagee may deal with the Mortgaged Property and may issue, as applicable, any release to be given hereunder pursuant to Section 4.02 or Section 6.01 hereof or grant any consent or approval or take any other action, required or permitted hereunder, without reference to or the approval of the holders of the Obligations and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Mortgagee to do any or all of the foregoing.

SECTION 7.15. The Security Agreement. In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Borrower Security Agreement and the terms of the Borrower Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of the Borrower Security Agreement shall be controlling in the case of Equipment and the terms of this Mortgage shall be controlling in all other cases.


                                  ARTICLE VIII

                  Fixture Filing

SECTION 8.01. Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Premises. To the extent permitted by applicable law, Mortgagor covenants and agrees that the filing of this Mortgage in the real estate records of the county or other municipality in which the Mortgaged Property is located, as applicable, shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For such purpose, the following information is set forth:

(a) Name and Address of Debtor:
Mortgagor, a Connecticut corporation, having an address at 107 Selden Street, Berlin, Connecticut 06037.

(b) Name and Address of Secured Party:

Citibank, N.A., as collateral agent for the Lenders listed on Exhibit B hereto, having an address at 111 Wall Street, 5th Floor, New York, New York 10005,
Attention: Florence Mills, Senior Trust Officer.

(c) This document covers goods which are or are to become fixtures.

(d) The name of the record owner is Northeast Generation Company.

IN WITNESS WHEREOF, the undersigned has executed under seal this Mortgage the day first set forth above.

Signed, sealed and delivered Mortgagor in the presence of the following witnesses:

By:
      Name:
Name:                                          Title:
Address:


Name:
Address:
By:
      Name:
Name:                                          Title:
Address:

[Corporate Seal]
Name:
Address:                             [Address]

                                 ACKNOWLEDGMENT

STATE OF                            )
)        ss.:
COUNTY                                   )

On this __ day of March, 2000, before me, the undersigned officer, personally appeared ___________________, personally known and acknowledged [himself][herself] to me to be the ___________________ of Northeast Generation Company, a Connecticut Corporation, that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained as [his][her] free and voluntary act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.



------------------------------
Notary Public


[Notary Seal/stamp]                       My Commission Expires:

------------------------------

                                   SCHEDULE 1

                                 List of Lenders


Lender                                      Address

Citibank, N.A.                              Citibank, N.A.
399 Park Avenue
New York, New York 10043

Barclays Bank PLC                           Barclays Bank PLC
222 Broadway, 11th Floor
New York, New York 10038
Attention: Christine Francese

Canadian Imperial Bank of Commerce          Canadian Imperial Bank of Commerce
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339
Attention: Miriam McCart

Toronto Dominion (Texas), Inc.              Toronto Dominion (Texas), Inc.
909 Fannin Street, 17th Floor
Houston, Texas 77010
Attention: Alva J. Jones

Mees Pierson Capital Corp.                  Mees Pierson Capital Corp.
3 Stamford Plaza
301 Tresser Boulevard, 9th Floor
Stamford, Connecticut 06901-3239
Attention: Marlene Ellis

Union Bank of California, N.A.              Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street, 15th Floor
Los Angeles, California 90071
Attention: Jason DiNapoli

                                    EXHIBIT A

                               Description of Land

EXHIBIT F-2
FORM OF TRANCHE B MORTGAGE
This instrument was prepared by the attorney referenced below in consultation with counsel admitted to practice in the state in which the property is located, and when recorded, counterparts should be returned to:

Shearman & Sterling
599 Lexington Avenue
New York, New York 10022
Attention:  John L. Opar, Esq. (60/22)
          ===========================================================

                    TRANCHE B MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

                          NORTHEAST GENERATION COMPANY,
                                    Mortgagor

                                       to

           CITIBANK, N.A., as collateral agent for the Lenders listed on Schedule 1 hereto and as provided herein,
                                    Mortgagee

                             Dated: March ___, 2000

This instrument is a mortgage, assignment of leases and rents, security agreement and fixture filing. This instrument encumbers property located in Connecticut, Massachusetts, New Hampshire and Vermont. The total outstanding principal amount of indebtedness secured by this instrument shall not exceed Eight Hundred Sixty-Five Million, Five Hundred Thousand Dollars ($865,500,000). The latest potential date of maturity of the obligations secured hereunder is December 29, 2000. This instrument contains after-acquired property provisions and secures obligations containing provisions for changes in interest rates, extensions of time for payment and other modifications in the terms of the obligations.

The mailing address of Mortgagee (as hereinafter defined) is

Citibank, N.A., as Collateral Agent
111 Wall Street, 5th Floor
New York, New York 10005
Attention: Florence Mills, Senior Trust Officer

                                TABLE OF CONTENTS

Page

Recitals....................................................................

ARTICLE I         Representations, Warranties and Covenants of Mortgagor

SECTION 1.01.  Payment of Obligations.......................................4
SECTION 1.02.  Warranty of Title............................................4
SECTION 1.03.  Operation and Maintenance....................................5
SECTION 1.04.  Insurance....................................................6
SECTION 1.05.  Liens and Liabilities........................................6
SECTION 1.06.  Taxes and Other Charges......................................7
SECTION 1.07.  Damage and Destruction.......................................8
SECTION 1.08.  Condemnation.................................................8
SECTION 1.09.  Contest......................................................9

ARTICLE II        Assignment of Leases, Rents and Other Sums

SECTION 2.01.  Assignment..................................................10
SECTION 2.02.  Leases and Rents............................................11

ARTICLE III       Additional Advances; Expenses; Indemnity

SECTION 3.01.  Additional Advances and Disbursements.......................13
SECTION 3.02.  Other Expenses..............................................14
SECTION 3.03.  Indemnity...................................................14
SECTION 3.04.  Interest After Default......................................14

ARTICLE IV        Sale or Transfer of the Premises

SECTION 4.01.  Continuous Ownership........................................15

ARTICLE V         Defaults and Remedies

SECTION 5.01.  Events of Default...........................................16
SECTION 5.02.  Remedies....................................................16
SECTION 5.03.  Rights Pertaining to Sales..................................18
SECTION 5.04.  Expenses....................................................21
SECTION 5.05.  Application of Proceeds.....................................21
SECTION 5.06.  Additional Provisions as to Remedies........................22
SECTION 5.07.  Waiver of Rights and Defenses...............................23

ARTICLE VI        Release of Lien

SECTION 6.01.  Release of Lien.............................................23

                        ARTICLE VII Additional Provisions

SECTION 7.01.  Provisions as to Payments, Advances.........................24
SECTION 7.02.  Separability................................................24
SECTION 7.03.  Notices.....................................................24
SECTION 7.04.  Right to Deal...............................................25
SECTION 7.05.  Continuation of Lease.......................................25
SECTION 7.06.  Applicable Law..............................................25
SECTION 7.07.  Sole Discretion of Mortgagee................................26

SECTION 7.08.  Provisions as to Covenants and Agreements...................26
SECTION 7.09.  Matters to be in Writing....................................26
SECTION 7.10.  Submission to Jurisdiction..................................26
SECTION 7.11.  Construction of Provisions..................................26
SECTION 7.12.  Successors and Assigns......................................27
SECTION 7.13.  Counterparts................................................28
SECTION 7.14.  Agency......................................................28
SECTION 7.15.  The Security Agreement......................................28

ARTICLE VIII      Fixture Filing

SECTION 8.01.  Fixture Filing..............................................28

                                                                            PAGE


Exhibit A         Description of Land
Exhibit B         List of Lenders

                                       32